1104747075\2\AMERICAS As filed with the Securities and Exchange Commission on May 20, 2026 Registration No. 333- UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Core Molding Technologies, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware 31-1481870 (State or Other Jurisdiction of (I.R.S. Employer Incorporation or Organization) Identification No.) 800 Manor Park Drive, Columbus, Ohio 43228-0183 (Address of Principal Executive Offices) (Zip Code) Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Full Title of the Plan) Alex J. Panda Executive Vice President, Treasurer, Secretary and Chief Financial Officer 800 Manor Park Drive Columbus, OH 43228-0183 (614) 870-5000 (Name, Address and Telephone of Agent for Service) Copies to: Aaron A. Seamon, Esq. Squire Patton Boggs (US) LLP 41 South High Street, Suite 2000 Columbus, OH 43215 (614) 365-2700 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☒ Emerging Growth Company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT Core Molding Technologies, Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 175,000 shares of common stock, par value $0.01 per share, of the Company for issuance under the Second Amendment and an additional 685,000 shares of common stock, par value $0.01 per share, of the Company for issuance under the Third Amendment (collectively, the “Common Stock”) to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan, as amended by the First Amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (the “Amended Incentive Plan”) for which previously filed registration statements on Form S-8 relating to the Amended Incentive Plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the previously filed Registration Statement on Form S-8 (Registration No. 333-281428) filed by the Registrant on August 9, 2024 and the previously filed Registration Statement on Form S-8 (Registration No. 333-272545) filed by the Registrant on June 9, 2023, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein. PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT Item 3. Incorporation of Documents by Reference. The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended the (“Exchange Act”), are hereby incorporated by reference in this Registration Statement: (1) The Company’s Annual Report on Form 10-Ks for the fiscal year ended December 31, 2025, as filed with the Commission on March 10, 2026 (File No. 001-12505); (1) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the Commission on May 7, 2026 (File No. 001-12505); (3) The Company’s Current Reports on Form 8-K, as filed with the Commission on February 17, 2026, March 11, 2026 and May 15, 2026; and (4) The description of the Company’s Common Stock set forth in the Company’s Form S-4 as filed with the Commission on November 8, 1996, as updated by Exhibit 4 to the Company’s Form 10-K (File No. 001- 12505) as filed with the Commission on March 10, 2026 pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description. All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 8. Exhibits. Exhibit No. Description 4.1 Amended and Restated Certificate of Incorporation of Core Molding Technologies, Inc. as filed with the Secretary of State of Delaware on May 29, 2024 (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (Registration No. 333-281428) filed by the Registrant on August 9, 2024)

4.2 Amended and Restated By-Laws of Core Molding Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2008) 4.3 Amendment No. 1 to the Amended and Restated By- Laws of Core Molding Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 17, 2013) 5.1* Opinion of Squire Patton Boggs (US) LLP 23.1* Consent of Crowe LLP, Independent Registered Public Accounting Firm 23.2* Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1) 24.1* Power of Attorney of Core Molding Technologies, Inc. 99.1 Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2021) 99.2 First Amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2024) 99.3 Second Amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 4, 2025) 99.4 Third Amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2026) 107* Filing Fee Table * Filed herewith.

SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 20th day of May, 2026. CORE MOLDING TECHNOLOGIES, INC. By: /s/ Alex J. Panda Alex J. Panda Executive Vice President, Treasurer, Secretary and Chief Financial Officer Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in their indicated capacities, on this 20th day of May, 2026. Signature Title Date * President, Chief Executive Officer and Director (Principal Executive Officer) May 20, 2026 David L. Duvall /s/ Alex J. Panda Executive Vice President, Treasurer, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) May 20, 2026 Alex J. Panda * Director, Chairman of the Board May 20, 2026 Thomas R. Cellitti * Director May 20, 2026 Ralph O. Hellmold * Director May 20, 2026 Matthew E. Jauchius * Director May 20, 2026 Sandra L. Kowaleski * Director May 20, 2026 Salvador Miñarro-Villalobos * Director May 20, 2026 Andrew O. Smith * The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above-indicated directors and officers of the registrant pursuant to powers of attorney executed by such directors. By: /s/ Alex J. Panda Alex J. Panda, Attorney-in-fact